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                            SECOND AMENDMENT OF LEASE



                  THIS AGREEMENT, made as of December 22, 1998, between FGP 90 WEST STREET, INC. ("LANDLORD"), a Delaware corporation having an office at 292 Madison Avenue, 5th Floor, New York, New York, 10017, HANOVER CAPITAL PARTNERS, LTD. ("TENANT"), a New York corporation, having an office at 90 West Street, New York, New York 10006.

                               W I T N E S E T H:

         WHEREAS, by Agreement of Lease dated as of May 6, 1991, Landlord's predecessor-in-interest, Irwin Kahn, as Receiver, did demise and let unto Tenant and Tenant did hire and take a portion of the Fifteenth (15th) Floor designated as Room 1508 as more particularly described in the Lease (the "ORIGINAL PREMISES") in the building (the "BUILDING") known by the street address 90 West Street, New York, New York, which Agreement of Lease was amended by a First Amendment of Lease (the "FIRST AMENDMENT" ) made between Landlord and Tenant and dated as of July 1, 1996 (the Agreement of Lease, as so amended, being the "LEASE"), which, among other things demised to Tenant certain storage space on the Sixth (6th) Floor of the Building (such storage space, together with the Original Premises, being the "EXISTING PREMISES"), which Lease is scheduled to expire at noon on November 30, 2001, all terms used herein and not otherwise defined having the meanings ascribed thereto in the Lease; and

         WHEREAS, Tenant desires to modify the Lease to extend the term of the Lease, to substitute for the Existing Premises certain space (the "SUBSTITUTE PREMISES") on the Twenty-Second (22nd) Floor of the Building, designated as Suite 2210, as more particularly shown on EXHIBIT A annexed hereto and made a part hereof, and to make certain other modifications to the Lease, and Landlord is agreeable thereto on the terms and conditions hereinafter set forth, the Lease, as hereby modified and amended, being the "MODIFIED LEASE."

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Effective as of the date (the "EFFECTIVE DATE") of the substantial completion of Landlord's Work (as defined in SUBPARAGRAPH 5.A hereof) and the Common Area Upgrade Work (as defined in PARAGRAPH 10 hereof), the Lease is amended, upon all of the terms, covenants and conditions therein (except as otherwise modified hereby), such that the term of the Lease, unless sooner terminated in accordance with its terms, is extended through and including noon on the day (the "EXPIRATION DATE") which is 123 months after the last day of the calendar month in which the Effective Date shall occur (or, if the Effective Date shall be the first day of a calendar month, until the last day of the calendar month which is 123 months after the Effective Date). Upon the occurrence of the Effective Date, the parties will enter into an agreement prepared by Landlord and

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



reasonably acceptable to Tenant confirming the Effective Date, but the failure of either or both of the parties to enter into such an agreement shall not impair the effectiveness of the Effective Date as set forth in this Agreement.

         2. Effective as of the date hereof, the following changes shall be effective in the Modified Lease:

                  A. The security deposit presently being held under the Lease shall be increased by $50,372.14, which amount Tenant shall pay to Landlord simultaneously with the execution of this Agreement by Tenant, to $54,058.14.

                  B. Paragraph 7 (Tenant's Termination Option) of the First Amendment is deleted in its entirety.

         3. On the Effective Date, possession of the Substitute Premises shall be delivered to Tenant, and Tenant shall surrender possession of the Existing Premises to Landlord in such condition as if that date were the expiration date of the Lease.

         4. Notwithstanding anything to the contrary contained herein, if, on or before the Effective Date there is a default or event of default or a condition or event which, with notice or the passage of time or both, would constitute a default or an event of default under the Lease, then, at Landlord's sole option, the Lease shall expire as provided therein and this Agreement shall be of no force or effect.

         5. With respect to the condition of Substitute Premises:

         A. Tenant has inspected the Substitute Premises and the Building and agrees to take the Substitute Premises in their "as is" condition, as of the date hereof, except that Landlord shall cause to be done the items of work ("LANDLORD'S WORK") substantially in accordance with plans and specifications being prepared by Tenant's architect, Turner Design, which shall be subject to Landlord's approval as provided with respect to Alterations in this lease (said plans and specifications, upon approval by Landlord, being, collectively, the "LANDLORD'S WORK PLANS"). Tenant shall submit said plans and specifications to Landlord for approval not later than thirty (30) days after the date of execution and unconditional delivery of this lease by both parties hereto. It is expressly agreed that (i) in no event shall said plans and specifications and materials proposed by Tenant be of a standard lower than the Building standards as determined by Landlord, and (ii) Landlord's Work shall not include the following items which are to be furnished and installed by Tenant at Tenant's sole cost and expense: (a) computer cabling, cable splicing, outlets, connectors and attachments; (b) furniture and furnishings; and (c) telephone and communications equipment installation. Except for Landlord's Work, Landlord shall not be required to spend any money or to do any work to prepare the Substitute Premises for Tenant's occupancy. In all instances where Tenant is required to supply information or authorizations with regard to Landlord's Work, Tenant shall supply the same within three (3) business days after written request therefor by Landlord.


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         B. The cost of Landlord's Work shall be borne by Landlord to and including Two Hundred Fifty-Nine Thousand Four Hundred Seventy-Nine and No/100 Dollars ($259,479.00) (the "CAP"), and if the cost shall exceed the Cap such excess shall be reimbursed by Tenant to Landlord, as additional rent hereunder, within ten (10) days after demand therefor. Alternatively, Landlord may require Tenant to post the amount reasonably estimated by Landlord to constitute such excess with Landlord prior to Landlord's Work, within ten (10) days after demand therefor, and when the actual amount of such excess is determined, an appropriate payment shall be made by Landlord or Tenant, as the case may be, to the other within ten (10) days. The cost of Landlord's Work shall be inclusive of all costs and expenses incurred by Landlord in connection therewith, including, without limitation, architect's and engineer's fees in connection with preparation of the Plans, insurance costs in connection with Landlord's Work, and obtaining and maintaining all permits and other filings required in connection with Landlord's Work. It is agreed that Landlord shall be entitled to a fee of ten percent (10%) of the total cost of Landlord's Work (exclusive of such fee) on account of Landlord's supervisory and administrative costs in connection with Landlord's Work, and that such fee shall be a part of the total cost of Landlord's Work. Landlord shall have no obligation to make any other alterations or changes to the Substitute Premises.

         C. The Substitute Premises shall be ready for occupancy when Landlord's Work is substantially completed. Landlord's Work shall be deemed to be substantially completed when all major construction is completed (or when all major construction would have been completed but for Tenant Delays as hereinafter defined) although minor items are not substantially completed. Such unfinished work shall include, but not be limited to, any uncompleted construction or improvements which do not materially interfere with Tenant's use and occupancy of the Substitute Premises. Tenant shall promptly submit to Landlord a "punch-list" of such minor unfinished work which punch-list items, after approval by Landlord, will be diligently completed. Upon Landlord's request, Tenant shall periodically inspect Landlord's Work and make any objections thereto, if called for, without delay, so as to mitigate changes, delays and costs.

         Tenant specifically acknowledges and agrees that the cost of Landlord's Work will increase and there will be delay in completion of Landlord's Work by reason of the following causes ("TENANT'S DELAYS"): (i) interference by Tenant, its employees, agents, contractors (at any level), licensees (at any level)or invitees (all of the foregoing being, collectively, the "TENANT PARTIES") with the performance of Landlord's Work; (ii) unreasonable delay or failure by any of the Tenant Parties in supplying information, approving estimates or giving authorizations; (iii) request by Tenant for any material changes or additions in the Landlord's Work Plans originally approved, it being agreed that any change which results in any delay to Landlord shall be deemed "material" for the purposes of this clause; (iv) the failure or unreasonable delay of any of the Tenant Parties to consult with Landlord to enable Landlord to prepare plans or specifications;(v) delay or failure of any special or additional new materials selected by Tenant; (vi) any resubmissions or revisions of the landlord's Work Plans (without regard to any time periods granted to Tenant hereunder for making such resubmissions or revisions); and (vii) work, materials, components and other items specified by Tenant which are not Building standard, and/or are not readily available to Landlord


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or Landlord's designated contractor, or require special manufacturing, fabrication or installation, or require additional time to obtain or install thereby delaying the date that Landlord's Work would otherwise be substantially completed. Landlord shall not be responsible for any Tenant Delays, and, at Landlord's option, the substantial completion date of Landlord's Work shall be deemed to have occurred on the date on which Landlord's Work would have been substantially completed if not for the occurrence of any such Tenants Delays. In addition, Tenant shall reimburse Landlord, as additional rent, for any and all losses, costs and damages suffered by Landlord caused by any Tenant Delays. Tenant acknowledges that it has been informed by Landlord that it is of material significance to Landlord that the Effective Date shall occur as soon as practicable.

         D. The taking of possession of the Substitute Premises by Tenant shall be conclusive evidence that the Substitute Premises and the Building were both in good and satisfactory condition at the Delivery Date. Tenant acknowledges that Landlord has made no representations regarding the condition, operation or expenses of the Substitute Premises or the Building, except as expressly provided in this Agreement.

         E. Subject to the provisions of Article 3 of the Lease, all work performed by Landlord shall, upon installation, become Landlord's property and shall be surrendered at the expiration or sooner termination of the term of the Lease, in good condition, reasonable wear and tear excepted.

         F. Landlord has made and makes no representation of the date on which it will complete Landlord's Work, and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and the Modified Lease shall not be affected thereby; except for Tenant's termination option as expressly provided in SUBPARAGRAPH 5.I hereof. If Landlord is delayed in its ability to give possession of the Substitute Premises to Tenant in the condition required under this Agreement because of the holding over or retention of possession of any tenant or other occupant, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date nor shall the validity of the Lease and this Agreement be impaired under such circumstances, and Tenant shall continue in possession of the Existing Premises until the Substitute Premises are available for Tenant's occupancy. The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 233-a of the New York Real Property Law.

          G. If Landlord, in its sole discretion, shall permit Tenant to enter into the Substitute Premises or any portion thereof prior to substantial completion of Landlord's Work therein, for any reason, Tenant agrees that (i) such entry shall be at Tenant's sole risk, (ii)that such entry shall not interfere in any way with Landlord's Work to be done by Landlord, and (iii)if Landlord notifies Tenant that such entry is interfering with or delaying Landlord's Work or any other work being done by Landlord, Tenant shall forthwith discontinue any further work and shall remove from the Substitute Premises and shall cause its workmen or contractors to remove any equipment, materials or installations which are the subject of Landlord's notice.



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         H. If Tenant shall fail to make timely payment of any sums payable to
Landlord, whether pursuant this PARAGRAPH 5 or otherwise required under the Modified Lease, then, in addition to all other rights and remedies afforded Landlord in the event of such non-payment, Landlord may, without notice to Tenant, discontinue the performance of Landlord's Work (or any items thereof) until such time as Tenant makes payment to Landlord of all such past due sums and provides Landlord with adequate assurance of the timely payment of all additional sums which may or shall be payable by Tenant pursuant to this PARAGRAPH 5. Any delay resulting from the discontinuance of Landlord's Work pursuant to this Section shall be deemed a Tenant Delay.


         I. If Landlord's Work shall not be substantially complete within six
(6) months (subject to extension for force majeure and Tenant Delays) after the commencement of construction thereof (it being acknowledged that such construction cannot commence until all necessary permits have been obtained), then, in such event, Tenant shall have the option, to be exercised by the giving of written notice to Landlord within five (5) business days (with respect to which time is of the essence) after the expiration of said six (6) months, to declare that the provisions of this Agreement other than PARAGRAPH 11 hereof ineffective, in which event the Lease shall continue in force and effect for the remainder of the term thereof as if this Agreement had not been made. Such option shall be Tenant's only right or remedy in the event of such a delay in substantial completion of Landlord's Work.

         J. If Landlord's Work shall not be substantially complete within twelve
(12) months (subject to extension for Tenant Delays but not for force majeure) after the commencement of construction thereof (it being acknowledged that such construction cannot commence until all necessary permits have been obtained), then, in such event, Tenant shall have the option, to be exercised by the giving of written notice to Landlord within five (5) business days (with respect to which time is of the essence) after the expiration of said twelve (12) months, to declare that the provisions of this Agreement other than PARAGRAPH 11 hereof ineffective, in which event the Lease shall continue in force and effect for the remainder of the term thereof as if this Agreement had not been made. Such option shall be Tenant's only right or remedy in the event of such a delay in substantial completion of Landlord's Work.

         6. As of the Effective Date, the following changes shall be effective in the Modified Lease:

                  A. The fixed annual rent (also referred to in the Lease as "Basic Rent" and "Base Rent"), as that term is used in the Lease, and subject to future increases, if any, as provided in the Modified Lease, shall be Two Hundred Sixteen Thousand Two Hundred Thirty-Two and 50/100 Dollars ($216,232.50), payable in equal monthly installments of Eighteen Thousand Nineteen and 38/100 Dollars ($18,019.38).

                  B. Provided Tenant is not in default under the Modified Lease, beyond any applicable notice and cure period, then Tenant shall be entitled to an abatement of the fixed annual rent payable under SUBPARAGRAPH 6.A for the first three (3) months following the Effective Date.



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If the Modified Lease shall be terminated at any time because of a default by
Tenant thereunder, then, in addition to all other amounts owed to Landlord on account thereof, Tenant shall also be required to pay to Landlord the amount of any abatement allowed to Tenant pursuant to this SUBPARAGRAPH 6.B.

                  C. Article 49 (Electricity) of the Original Lease is hereby deleted in its entirety and the provision on EXHIBIT B annexed hereto and made a part hereof is substituted therefor.

                  D. Article 50 (A) (2) of the Original Lease (as previously modified by Subparagraph 6 (d) (i) of the First Amendment), which defines the Base Rate for the Cost (porter wage) Increase, shall be modified so that the "Base Rate" shall mean the Rate in effect in for the calendar year 1999, and the term "Multiplication Factor" as defined in Article 50 (A) (3) of the Lease shall mean 7,863.

                  E. Article 51 (A) (1) of the Original Lease (as previously modified by Subparagraph 6 (d) (ii) of the First Amendment), which defines the "Base Tax Year" for the purpose of determining real estate tax escalation shall be modified so that the "Base Tax Year" shall mean the New York City real estate tax year commencing July 1, 1998 and ending June 30, 1999, and the term "The Percentage" as defined in Article 51 (a) (2) of the Original Lease shall be Two and Three Hundred Thirteen Thousandths percent (2.313%).

                  F. Paragraph 8 of the First Amendment, dealing with the Storage Space (which is being surrendered on the Effective Date along with the remainder of the Existing Premises) shall be of no further force and effect.

                  G. The Substitute Premises shall be substituted for the Existing Premises as the "demised premises" for the purposes of the Modified Lease.

         7. Tenant represents and warrants that it has dealt with no broker, finder or like agent in connection with this Agreement other than Cushman & Wakefield, and Tenant does hereby agree to indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys fees and disbursements) incurred by Landlord by reason of any claim of, or liability to, and other broker, finder or like agent who shall claim to have dealt with Tenant in connection with this Agreement.

         8. Tenant, at its own expense, may make application for a real estate tax abatement and/or commercial rent tax special reduction under the New York City Commercial Revitalization Program (the "TAX ABATEMENT PROGRAM") with respect to the Substitute Premises. Landlord shall, at no cost or expense to Landlord, cooperate with Tenant in the preparation of such application and any future filings which may be required to maintain such abatement throughout the applicable benefit period. Landlord does not warrant that any such abatement or reduction is available or will be obtained for the Substitute Premises. Landlord shall have no liability to Tenant, and the rent set forth in the Modified Lease will not be abated or reduced, if and to the extent that such abatement or reduction under the Tax Abatement Program is denied, reduced, suspended, revoked or terminated for any reason.



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         (a) Tenant's percentage share of the taxes for the Building is deemed to be The Percentage (as defined in PARAGRAPH 6 (E) hereof), determined by dividing the net rentable square footage contained in the Substitute Premises by the net rentable square footage contained in the Building.

         (b) Tenant is informed hereby that:

                  (i) an application for abatement of real property taxes should be timely made for the Substitute Premises;

                  (ii) the rent, including amounts payable by Tenant for real property taxes, will accurately reflect any abatement of real property taxes;

                  (iii) in order to receive an abatement under Title 4 at least $10 per square foot or $35 per square foot, or, if by the 60th day following the rent commencement date Tenant employs 125 or fewer employees, then at least $5 per square foot or $35 per square foot must be spent on improvements to the Substitute Premises and the common areas, the amount being dependent upon the length of the lease and whether it is a new, renewal or expansion lease.

                  (iv) all abatements granted will be revoked if, during the benefit period, real estate taxes, water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in the relevant law.

         (c) Landlord shall be relieved from all obligations under this Paragraph (other than to pass through to Tenant the benefit of any abatement actually received as required by law) if Tenant shall be in default under this lease beyond any applicable notice and grace periods. Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of any costs incurred by Landlord in connection with the performance of Landlord's obligations pursuant to this Paragraph, including, without limitation, the amount of any administrative charges or fees imposed by the governmental authority administering the Abatement, and the cost of any attorneys' fees and expenses in connection with the Tax Abatement Program.

         9. Provided that Tenant has not defaulted under the Lease, as amended, and subject to the provisions of this PARAGRAPH 9, Tenant shall have the one time only option (the "TERMINATION OPTION") to terminate the Lease, as amended, and the term and estate granted thereby, only if exercised in strict compliance with this Article. Tenant may, subject to the provisions of this Article, exercise the Termination Option so as to end the term of the Modified Lease as of the day (the "TERMINATION DATE") which is five (5) years and three (3) months after the Effective Date. In order to exercise the Termination Option, Tenant must do the following:

         (1) Tenant must exercise the Termination Option by the giving of advanced written notice thereof (the "TERMINATION NOTICE") to Landlord in the manner provided in Article 28 of the Original



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Lease, with a copy by regular first class mail, at the address indicated above, or at such other address as Landlord shall designate in the future by written notice, not later than the twelve (12) months prior to the Termination Date, time being of the essence with respect to the giving of such notice.

         (2) Tenant must deliver with the written Termination Notice a certified check made payable to the Landlord in the agreed and liquidated amount of $230,399.04, representing reimbursement to Landlord for the unamortized costs of Landlord's work, commissions, legal fees and other expenses and as consideration to Landlord for the acceptance of such early termination ("TERMINATION PAYMENT"). The Termination Payment shall not be credited to Tenant as a payment of Fixed Annual Rent or Additional Rent.

         In event that Tenant strictly complies with the provisions hereof, the Modified Lease and the term and estate thereby granted (unless the same shall have expired sooner pursuant to the provisions of the Lease, as amended, or of the law) shall terminate on the corresponding Termination Date with the same effect as if such date were the date hereinbefore specified as the expiration date of the Lease, as amended. The failure by Tenant to timely make the Termination Payment or to otherwise fail to comply with the provisions of this Article shall, at Landlords' option, invalidate the termination of the Lease, as amended, and, in such event, this Article shall be void and of no further force and effect.

         10. Landlord shall upgrade the common corridors and common area lavatory facilities of the Twenty-Second (22nd) Floor of the Building to a standard consistent with the upgrading which Landlord has done to the common corridors and common area lavatory facilities on the eighth (8th) floor of the Building, and Landlord shall also install new package air conditioning units on the Twenty-Second (22nd) Floor consistent with the Building standards for air conditioning (the foregoing items being the "COMMON AREA UPGRADE WORK"). Tenant acknowledges that such work may be done while Tenant is in occupancy of space on that floor, and Tenant agrees (i) that Landlord shall have no liability to Tenant, whether by rent abatement or otherwise, with respect thereto, and (ii) that Tenant shall cooperate with the reasonable requests of Landlord in pursuit of such work so that the same can be done in a safe, timely and cost-efficient manner.

         11. Landlord and Tenant hereby each acknowledges that to its best knowledge no defaults presently exist on behalf of the other party pursuant to the Lease. Each of Landlord and Tenant does hereby release the other from any and all claims which the releasing party may have against other, if any, arising or accruing prior to the date hereof under the Lease or otherwise with respect to the Existing Premises, other than (a) any amounts which are or may become due with respect to fixed annual rent, escalation payments or other amounts of additional rent under the Lease, and (b) claims by third parties for personal injury or property damage.

         12.      RENEWAL OPTION.

         12.1. EXTENSION TERM. Subject to the provisions of PARAGRAPH 12.5, Tenant shall have the right to extend the term of the Modified Lease for one (1) additional term (the "EXTENSION



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         TERM") of five (5) years, commencing on the day following the expiration of the immediately preceding term of the Modified Lease (the "COMMENCEMENT DATE OF THE EXTENSION TERM") provided that:

                  (a) Tenant shall give Landlord notice (the "EXTENSION NOTICE") of its election to extend the Term at least twelve (12) months prior to the expiration of the then existing term of the Modified Lease; and

                  (b) The Modified Lease is in full force and effect and Tenant is not in default under the Modified Lease as of the time of the giving of the Extension Notice or the relevant Commencement Date of the Extension Term, and Tenant's Termination Option pursuant to Paragraph 9 of this Agreement Lease has either expired or been waived by Tenant.

         12.2. FIXED ANNUAL RENT. The fixed annual rent payable by Tenant during the Extension Term shall be the fair market rent for the demised premises as determined as of the date occurring six (6) months prior to the Commencement Date of the Extension Term (the "DETERMINATION DATE"), such amount to be determined pursuant to the provisions of PARAGRAPH 12.3, but such fixed rent shall in no event be less than the fixed rent in effect under the Modified Lease for the last month of the immediately preceding term hereof (without giving effect to any temporary abatement of fixed annual rent under the provisions of
         ARTICLE 9 or any other Article of the Modified Lease). Fair market rent shall be determined at the highest and best use of the demised premises regardless of whether such use is the use permitted hereunder. In determining the fair market rent, the provisions of ARTICLES 50 and 51 (and any other escalation payments that may be provided for in the Modified Lease) shall remain in effect during any Extension Term with the same base periods as set forth therein, and such base periods shall be recognized in making such determination of fair market value.

         12.3     DETERMINATION OF FAIR MARKET RENT.

                  12.3.1. Landlord and Tenant shall endeavor to agree as to the amount of the fair market rent for the demised premises pursuant to the provisions of PARAGRAPH 12.2, during the thirty (30) day period following a Determination Date. If Landlord and Tenant cannot so agree within such thirty (30) day period, then Landlord or Tenant may initiate the appraisal process provided for herein by giving notice to that effect to the other, and the party so initiating the appraisal process (the "INITIATING PARTY") shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the designation of such arbitrator, the other party (the "OTHER PARTY") shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the



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                  appointment of a third arbitrator in a case where the two (2)
                  arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two (2) arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within sixty (60) days after the second arbitrator is appointed, the two (2) arbitrators shall not agree, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in New York City in accordance with its rules then prevailing.

                  12.3.2. Each party shall pay the fees and expenses of the original arbitrator appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

                  12.3.3. The majority of the arbitrators shall determine the fair market rent of the demised premises and render a written certified report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to this SUBPARAGRAPH 12.3. If no two (2) arbitrators can agree, then the fair market rent shall be the average of the two (2) closest determinations. The fair market rent, so determined, shall be applied to determine the fixed rent pursuant to SUBPARAGRAPH 12.2.

                  12.3.4. Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of space for a comparable use in similar buildings in the general area (neighborhood) of Manhattan, New York in which the demised premises are located.

                  12.3.5. If Landlord notifies Tenant that the fixed rent for the Extension Term shall be equal to the fixed rent for the last year of the immediately preceding term (without regard to any abatements that may have been in effect during all or any part of such year), then the provisions of SUBPARAGRAPH 12.3.1 shall be inapplicable and have no force or effect with respect to the Extension Term.

                  12.3.6. If Landlord or Tenant initiates the appraisal process and, as of the Commencement Date of the Extension Term, the amount of the fair market rent has not been determined, Tenant shall pay fixed rent computed upon the fair market rent


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

                  determined by Landlord and when the final determination has been made, an appropriate retroactive adjustment shall be made if necessary.

         12.4 TERMS OF OCCUPANCY. Except as provided in PARAGRAPHS 12.1 and 12.2, Tenant's occupancy of the demised premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the immediately preceding term of the Modified Lease; provided, however, that Tenant shall have no further right to extend the Term beyond the second Extension Term. If Tenant exercises its right to extend the term of the Modified Lease for the Extension Term pursuant to this Article, the phrases "the term of this lease", or "the term hereof" as used in the Modified Lease, shall be construed to include, when practicable, the Extension Term.

         12.5 REQUIRED NOTICE. If Tenant does not timely send the Extension Notice pursuant to the provisions of this Article, it being expressly agreed that time shall be of the essence with respect to all notices to be given by Tenant pursuant to this Article, then this Article shall have no further force or effect with respect to any future Extension Term and the Modified Lease shall expire at the end of the then current term unless sooner terminated in accordance with its terms..

         12.6. CONFIRMATORY AMENDMENT. If the Modified Lease is renewed in accordance with the provisions of this Article, then at Landlord's request Tenant shall execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of the Modified Lease, the last day of the relevant Extension Term, and the fixed annual rent for such Extension Term, but the failure of Tenant to do so shall not impair the effectiveness of such extension.

         13. As modified and amended by this Agreement all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    LANDLORD:

                                    FGP 90 WEST STREET, INC.


                                    By:
                                       ---------------------------

                                    TENANT:

                                    HANOVER CAPITAL PARTNERS, LTD.

                                    By:
                                       ----------------------------
                                       Name:
                                       Title:
                                       Federal I.D. No. 13-3508242




STATE OF NEW YORK       )
                        ) SS.:
COUNTY OF NEW YORK      )

                  On this day of _________, 1998, before me personally came _______________, to me known, who being by me duly sworn, did depose and say that _he resides in that _he is the

of HANOVER CAPITAL PARTNERS, LTD., the corporation described in and which executed the foregoing instrument as TENANT; that _he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that _he signed h name thereto by like order.


                                       --------------------------------
                                       NOTARY PUBLIC

                                    EXHIBIT A

                             THE SUBSTITUTE PREMISES

Note: This floor plan is annexed to and made a part of this Agreement solely to indicate the Substitute Premises by outlining and marking. All areas, conditions, dimensions and locations are approximate.

                                    EXHIBIT B


                          SUBSTITUTE ELECTRICITY CLAUSE


"49.     ELECTRICITY:

         49.1     DEFINITIONS.  As used herein:

         (a) "UTILITY" shall mean the public utility, if any, providing electricity to the Building.

         (b) "ALTERNATE SUPPLIER" means any energy services company, whether or not affiliated with Landlord, that is permitted by federal, state or local law, rule or regulation or by the Utility to supply electricity to the Building or directly to Tenant, regardless of whether such Alternate Supplier generates its own electricity at or near the Building or delivers such electricity over the transmission and distribution system of the Utility currently or in the future providing electricity and/or electric transmission and distribution services to the Building.

         49.2 METHOD OF ELECTRIC SUPPLY. At the commencement of the term, electricity shall be supplied to the demised premises as provided in SUBSECTION
49.2.1 (submetering) . However, at any time Landlord shall have the option of having electricity supplied to the demised premises as provided in SUBSECTION
49.2.2 (rent inclusion) or SUBSECTION 49.2.3 (direct metering) upon not less than sixty (60) days prior notice to Tenant, which notice shall state the scheduled effective date of the conversion (the "CONVERSION DATE"). Landlord may exercise such option more than once during the term, including, without limitation, returning to the provision of a Section under which electricity was previously supplied to Tenant. The cost, if any, in connection with any such change in the method of supplying electricity to the demised premises shall be borne by Landlord unless such change is made as a result of a change in applicable laws, rules or regulations pertaining to the provision of electricity (including, without limitation, any change in rate or redistribution schedules which would adversely impact on Landlord), in which event the cost of such conversion with respect to the demised premises shall be paid by Tenant as additional rent within ten (10) days after demand therefor by Landlord. .

                  49.2.1 SUBMETERING. Using the method of supplying electricity described in this SUBSECTION 49.2.1, Landlord shall furnish electricity to the demised premises on a submetered basis and Tenant covenants and agrees to purchase the same from Landlord, Landlord's designated agent, or an Alternate Supplier, at charges, terms and rates set, from time to time, during the term of this lease by Landlord, which shall not be higher than either (i) those specified in the service classification then in effect pursuant to which Landlord then purchased electric current from the Utility, together with a surcharge in the amount of ten (10%) percent of such charges in order to reimburse Landlord for its administrative expenses in connection with such submetering, or (ii) if Landlord uses an Alternate Supplier, the per kilowatt hour rate and other charges pursuant to which

Landlord purchases electricity from the Alternate Supplier, together with a surcharge in the amount of ten (10%) percent of such charges in order to reimburse Landlord for its administrative expenses in connection with such submetering. In either event, such charges shall be increased in the same percentage as any percentage increase in the billing to Landlord for electricity, for the entire Building, by reason of increase in Landlord's electric rates, charges, fuel adjustment or service classifications, or by taxes or charges of any kind imposed thereon, or for any other such reason. Any such percentage increase in Landlord's billing for electricity shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the rate change, other change, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and to the service classification then in effect. If the average consumption of electricity for the entire Building for such prior twelve (12) months cannot reasonably be applied to and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Building for the first three (3) months after such change, projected to a full twelve (12) months and that same consumption, so projected, shall be applied to the service classification then in effect or the rate charged by the Alternate Supplier, if any. Where more than one meter measures the service of Tenant in the Building, the service rendered through each meter may be computed and billed separately in accordance with the provisions hereof. If such bills are not paid within ten (10) days, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from any liability for any damage or loss sustained by Tenant by such discontinuance of service; provided, however, that if Landlord shall discontinue furnishing electric service to the demised premises pursuant to this sentence and Tenant shall pay to Landlord such delinquent amounts, then, unless Landlord shall have terminated this lease, Landlord shall resume providing such electrical service to the demised premises. If at any time any submeter(s) which measure electricity to be paid by Tenant hereunder shall not be properly functioning, or shall not yet have been installed, then for such period Tenant shall pay for such electricity service on a rent inclusion basis as provided in SUBSECTION 49.2.2.

                  49.2.2 RENT INCLUSION. For the purposes of SUBSECTION 49.2.2, Landlord and Tenant agree that:

                           49.2.2.1 The term "ELECTRIC RATE" shall mean the
greater of the following, in all events including all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, taxes and other sums payable in respect thereof:

                           (i) The service classification pursuant to which
Landlord purchases electricity from the Utility; or

                           (ii) The service classification pursuant to which
Tenant would purchase electricity directly from the Utility; provided, however, at no time shall the amount payable by Tenant for electricity be less than the "Cost per Kilowatt Hour" (as defined in SUBSECTION 49.2.2.2), or

                                    (iii) The per kilowatt hour rate and other
charges pursuant to which Landlord purchases electricity from an Alternate Supplier.

                           49.2.2.2 The term "COST PER KILOWATT HOUR" shall mean
the total cost for electricity incurred by Landlord to service the Building during a particular time period (including all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, taxes and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Landlord during such period.

                           49.2.2.3 As long as Tenant is not in default under
any of the covenants of this lease, Landlord shall furnish Tenant, either through the Utility or an Alternate Supplier with all such electric energy reasonably required in connection with the permitted use and occupancy of the demised premises. In addition to the fixed annual rent payable hereunder, Tenant shall pay for the cost of such service at the initial rate per annum (the "MINIMUM ELECTRIC CHARGE") equal to the amount then being asked for such purpose by Landlord with respect to new leases at the Building, which payments shall be made in monthly installments, with monthly installments of fixed annual rent, as additional rent. At any time and from time to time, Landlord may cause a survey to be made by an independent electrical engineer or consultant selected by Landlord of the consumption of electric energy in the demised premises. The survey will include a determination of the power requirements of Tenant's equipment (including, but not limited to, any air conditioning equipment provided by the Landlord) and of the lighting in the demised premises and a determination of the periods of use of such air conditioning equipment and lighting. The results of the survey will be projected with such adjustments as may be appropriate to arrive at an estimate of the annual consumption of electric energy in the demised premises. The estimated cost attributable to the furnishing by Landlord of such quantity of electric energy to the demised premises shall be determined by applying the Electric Rate to Tenant's estimated usage, and then increasing the resulting amount by an additional ten percent (10%) in order to reimburse Landlord for its administrative and equipment expenses in providing such electric service. If such estimated cost shall be greater than the Minimum Electric Charge, then the electric inclusion charge hereunder shall be increased as of the date of such survey by the amount of such additional cost. The determination of Landlord's consultant or engineer shall be conclusive hereunder. Notwithstanding anything to the contrary herein, if the cost to Landlord of furnishing electricity service shall increase because of an increase in the Electric Rate, then Landlord may, upon written notice to Tenant, increase the additional rent by an amount equal to the amount set forth above multiplied by the percentage increase in the cost to Landlord without the need of a survey therefor. The increased additional rent payable by virtue of such notice shall commence as of the date of such increase in the rate payable by Landlord to such Utility or Alternate Supplier. Under no circumstances shall the electrical inclusion charge be less than the Minimum Electric Charge.

                  49.2.3 DIRECT METER. Using this method, Tenant, at its sole cost and expense, shall obtain electricity directly from the Utility or an Alternate Supplier designated by Landlord. The cost of such service shall be paid by Tenant directly to such Utility or Alternate Supplier in accordance with its billing schedule. From and after the Conversion Date, Landlord shall no longer be obligated to furnish Tenant with electric energy; provided, however, that if Tenant, upon being notified of the conversion to direct meter has promptly contacted the Utility (or Alternate Supplier, as the case may be) and taken such other actions as may be required for direct metering, and notwithstanding such timely action by Tenant the demised premises shall not be able to receive electricity by direct metering on the date set forth by Landlord for such conversion, then the Conversion Date shall be extended for such time as is reasonably necessary for Tenant to make arrangements to obtain electric service directly from the Utility or Alternate Supplier, as the case may be. If Landlord exercises such right of termination, this lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall obtain electric service directly from the Utility, or the Alternate Supplier designated by Landlord, and may utilize the then existing electric feeders, risers, and wiring servicing the demised premises to the extent available and safely capable of being used for such purposes and only to the extent of Tenant's then authorized connected load.

         49.3 COMPLIANCE WITH LAWS AND CAPACITY. Tenant's use of electric current shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. Tenant shall not make or perform or permit the making of, any alterations to wiring, installations or other electrical facilities in or serving the demised premises without the prior consent of Landlord in each instance. Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord, and the cost thereof shall be paid by Tenant upon Landlord's demand. If Tenant installs any electrical equipment, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction.

         49.4 FAILURE OF UTILITY OR ALTERNATE SUPPLIER. Unless the same shall arise due to the willful act of Landlord in default or any of the terms and conditions of this lease, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the demised premises by reason of any requirement, act or omission of the Utility or Alternate Supplier or for any other reason whatsoever.

         49.5 SOURCE OF ELECTRICITY. Landlord shall have the right to determine, in its sole discretion, the provider of electricity to the Building, whether the same be the Utility or an Alternate Supplier, and Landlord may, in its sole discretion, change such determination from time to time. It is expressly agreed that Landlord may designate itself as an Alternate Supplier.

         49.6 ELECTRICAL TAXES. If any tax (other than, a federal, state or city income tax) is imposed in connection with Landlord's or Tenant's use of an Alternate Supplier or upon Landlord's receipt from the sale or resale of electricity to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant's pro rata share of such taxes shall be passed on to and included in the bill of, and paid by, Tenant to Landlord, as additional rent or, if applicable, to the Alternate Supplier."